SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2002

MICREL, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

0-25236 (Commission File Number)	94-2526744 (I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, CA (Address of Principal Executive Offices)	95131 (Zip Code)

(408) 944-0800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN REPORT
Item 5. Other Events.
SIGNATURES

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events.

         Micrel Incorporated (the “Company”) today is filing with the Securities and Exchange Commission a Schedule TO in order to initiate an offer to its employees to exchange certain of their outstanding options for new options to be granted six months and two days after expiration of the exchange offer. The Company’s Directors, CEO and CFO are not eligible to participate in the stock option exchange program. This offer to exchange contemplates a grant of new options to eligible employees in a ratio equivalent to:

•	with respect to employees who currently hold the position of vice president or higher, one new option granted for every two options elected for exchange and cancelled;

•	with respect to all other employees, two new options granted for every three options elected for exchange and cancelled.

         The replacement options will have an exercise price equal to the closing sales price of our common stock as quoted on the Nasdaq National Market on the date preceding the replacement grant date. The only options eligible to be exchanged are those outstanding employee stock options with an exercise price of $13 or higher. Options to purchase 5,761,102 shares of the Company’s common stock are eligible to be surrendered and replaced in this exchange offer, which represents 44% of the currently issued and outstanding options. The eligible options represent approximately 6% of the aggregate of the outstanding shares of Micrel common stock and all currently outstanding options.

         Certain employee stock options that were granted prior to December 21, 2001 have been previously determined to be compensatory per APB 25 and a non-cash, deferred stock compensation expense has been recorded on Micrel’s financial statements for these options. Should any of these options be tendered for cancellation and exchange, all unrecognized deferred compensation expense associated with the cancelled options will accelerate to the period of cancellation. Based on an expected cancellation date of December 11, 2002, a significant charge will be recorded by Micrel in the fourth quarter of 2002 related to the acceleration of non-cash, deferred stock compensation expense associated with options cancelled under this exchange offer. The size of the charge will depend on the percentage of employee acceptance of this offer and the actual number of stock options with deferred stock compensation expense that are cancelled. Based on an estimated range of participation, the non-cash charge is expected to be between $17 million and $23 million.

         As a result of the anticipated acceleration of deferred compensation expense in the fourth quarter of 2002, there is likely to be a significant reduction in deferred compensation expense in subsequent periods beginning in the first quarter of 2003. Furthermore, the stock option exchange program is expected to reduce the overall number of outstanding stock options after replacement option grants are issued. The combined effect of the reduction in deferred compensation expense and fewer outstanding stock options is expected to have a beneficial effect on Micrel’s earnings per share in future periods.

         The Schedule TO describes the exchange offer in greater detail.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICREL, INCORPORATED (the Registrant)

	By:	/s/ Raymond D. Zinn

Raymond D. Zinn President and Chief Executive Officer

Dated: November 8, 2002